Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 lonworks@echelon.com www.echelon.com

News Information	For Immediate Release

Press Contacts	Investor Contact
Christine Simeone Lois Paul & Partners +1 (781) 782-5773 echelon@lpp.com	Annie Leschin/Vanessa Lehr StreetSmart Investor Relations +1 (415) 775-1788 annie@streetsmartir.com

Echelon Reports 2011 Second Quarter Results

(SAN JOSE, CA –August 4, 2011) - Echelon Corporation (NASDAQ: ELON) today announced financial results for the second quarter ended June 30, 2011.

•	Q2 Revenues: $43.7 million (an increase of 62% from same quarter last year)

•	Q2 GAAP Net Loss: $141,000; GAAP Net Loss per Share: $0.00

•	Q2 non-GAAP Net Income: $2.2 million; non-GAAP Net Income per Share: $0.05

“We had several exciting highlights this quarter, not the least of which was solid progress on our top priorities of strong growth and sustained non-GAAP profitability,” said Ron Sege, CEO of Echelon. “Other key highlights include our win in Norway and our ground-breaking partnership with Holley Metering in China. Our disciplined approach to our markets, focused on high growth verticals and geographies with a flexible set of product offerings, is paying dividends, as are the superior performance, reliability and differentiated features that our products provide. Half-way through the year, we now believe our full year 2011 results will exceed our previous guidance, with revenues projected to grow 35%-40%, driven by strong Utility revenue growth of 60%-70%.”

Total revenues for the second quarter were $43.7 million, up from $27.0 million in the same period last year, a 62% growth rate. Revenues from Echelon’s Commercial products were $12.7 million in the second quarter, up from $11.9 million in the same period last year. Revenues from Echelon’s Utility products were $29.3 million for the second quarter, up from $13.5 million in the same period last year. Enel revenues were $1.8 million, compared to $1.6 million in the same period last year.

Gross margin in the second quarter of 2011 was 46.2% compared with 41.2% in the second quarter of 2010. Total operating expenses for the quarter were $19.7 million compared to $17.9 million in the second quarter of 2010.

GAAP net loss for the second quarter was $141,000, or $0.00 cents per share, compared to a net loss of $6.9 million, or $0.17 cents per share, in the same period last year. Non-GAAP net income for the second quarter was $2.2 million, or $0.05 cents per share, compared to a non-GAAP net loss of $3.9 million, or $0.09 cents per share for the second quarter of 2010.

Business Outlook

Echelon offers the following guidance for the third quarter of 2011:

•	Total revenues are expected to be $42.5 million to $44.5 million, with our Utility revenues accounting for about 66%, our Commercial revenues 30%, and the remainder from Enel.

•	Non-GAAP gross margin is expected to be in the range of 40.7% to 41.3%.

•	Stock-based compensation expense is expected to be approximately $2.3 million.

•	Non-GAAP loss per share amounts are expected to range from $0.03 to $0.00, based on a fully diluted weighted average shares outstanding of 42.6 million.

•	GAAP loss per share is expected to be between $0.08 and $0.05 for the quarter.

For those interested in further discussion regarding this release, Echelon’s management will participate in a conference call today at 2:00 p.m. Pacific/5:00 p.m. Eastern Time. To access the call, dial 866-831-6224 and enter passcode: 16198201 (callers outside the US please use 617-213-8853). An archived replay of the webcast will be available approximately two hours following the end of the call.

Use of Non-GAAP Financial Information

Echelon continues to provide all information required in accordance with GAAP, but believes that an investor’s evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to Echelon’s operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon’s operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

Echelon’s management uses certain non-GAAP financial information, namely operating results excluding restructuring charges as well as the impact of stock-based compensation charges made in accordance with FASC 718 (formerly SFAS 123R), to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon’s investors to review, as applicable, information that both includes and excludes these charges (and the related tax impact) in order to assess the performance of Echelon’s business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.

About Echelon Corporation

Echelon Corporation (NASDAQ: ELON) is the world’s leading open-standard energy control networking company. Echelon technologies connect more than 35 million homes, 300,000 buildings and 100 million devices to the smart grid, and help customers save 20% or more on their energy usage. With more than 20 years of experience in energy control, Echelon delivers a wide range of innovative solutions to commercial and electric utility customers. More information about Echelon can be found at http://www.echelon.com.

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Echelon and the Echelon logo are trademarks of Echelon Corporation registered in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Risk Factors Regarding Forward-Looking Statements

This press release may contain statements relating to future plans, events or performance, including statements regarding Echelon’s potential business in Norway and China; Echelon’s anticipated performance, including revenue growth rates, for the third quarter and full year of 2011 and thereafter, in particular markets and in general; the expected timeframe to reach profitability; and potential future growth. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to the continued development and growth of markets for Echelon’s products and services, and in particular the risk that the Company may fail to receive projected orders for our Utility products; the risk that global economic conditions will affect our customers’ ability to receive approval for or finance Utility or Commercial-based deployments; risks relating to the timely development of Echelon’s products and services, and the ability of those products and services to perform as designed and meet customer expectations; the risk that Echelon does not meet expected or required shipment, delivery or acceptance schedules for its products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; and other risks identified in Echelon’s SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon’s Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

ECHELON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$28,249	$7,675
Short-term investments	27,994	56,957
Accounts receivable, net	28,921	25,102
Inventories	10,657	8,993
Deferred cost of goods sold	2,364	2,588
Other current assets	3,757	3,962

Total current assets	101,942	105,277

Property and equipment, net	29,340	31,020
Other long-term assets	9,262	9,273

	$140,544	$145,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$11,001	$10,399
Accrued liabilities	6,901	6,713
Current portion of lease financing obligations	1,800	1,731
Deferred revenues	8,110	9,175

Total current liabilities	27,812	28,018

Long-term liabilities	22,742	23,563

Total stockholders’ equity	89,990	93,989

	$140,544	$145,570

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Product	$42,526	$25,784	$70,205	$43,103
Service	1,217	1,173	1,920	2,000

Total revenues	43,743	26,957	72,125	45,103

Cost of revenues:
Cost of product (1)	22,966	15,147	37,618	24,314
Cost of service (1)	573	706	1,160	1,303

Total cost of revenues	23,539	15,853	38,778	25,617

Gross profit	20,204	11,104	33,347	19,486

Operating expenses:
Product development (1)	8,874	7,857	18,472	16,160
Sales and marketing (1)	6,056	5,963	13,298	12,460
General and administrative (1)	4,771	4,129	9,661	8,359

Total operating expenses	19,701	17,949	41,431	36,979

Income (loss) from operations	503	(6,845)	(8,084)	(17,493)
Interest and other income (expense), net	(153)	504	(513)	939
Interest expense on lease financing obligations	(371)	(396)	(748)	(798)

Loss before provision for income taxes	(21)	(6,737)	(9,345)	(17,352)
Income tax expense	120	136	115	82

Net loss	$(141)	$(6,873)	$(9,460)	$(17,434)

Net loss per share:
Basic	$(0.00)	$(0.17)	$(0.23)	$(0.42)
Diluted	$(0.00)	$(0.17)	$(0.23)	$(0.42)

Shares used in computing net loss per share:
Basic	42,038	41,298	41,911	41,185
Diluted	42,038	41,298	41,911	41,185
(1) Amounts include stock-based compensation costs as follows:
Cost of product	$112	$236	$406	$562
Cost of service	11	33	33	63
Product development	788	945	1,794	2,067
Sales and marketing	396	770	1,203	1,585
General and administrative	1,081	1,011	2,137	1,950

Total stock-based compensation expenses	$2,388	$2,995	$5,573	$6,227

ECHELON CORPORATION

RECONCILIATION OF NON-GAAP TO GAAP RESULTS

Excluding adjustments itemized below

(In thousands, except per share amounts)

(Unaudited)

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
GAAP net loss	$(141)	$(6,873)	$(9,460)	$(17,434)
Stock-based compensation	2,388	2,995	5,573	6,227

Total non-GAAP adjustments to earnings from operations	2,388	2,995	5,573	6,227
Income tax effect of reconciling items	—	—	—	—

Non-GAAP net income (loss)	$2,247	$(3,878)	$(3,887)	$(11,207)

Non-GAAP net income (loss) per share:
Diluted	$0.05	$(0.09)	$(0.09)	$(0.27)
Shares used in computing net income (loss) per share:
Diluted	43,376	41,298	41,911	41,185

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2011	2010
Cash flows provided by (used in) operating activities:
Net loss	$(9,460)	$(17,434)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,048	3,446
Loss on disposal of fixed assets	37	4
Increase in (reduction of) allowance for doubtful accounts	(18)	1
Reduction of (increase in) accrued investment income	45	(42)
Stock-based compensation	5,573	6,227
Change in operating assets and liabilities:
Accounts receivable	(3,799)	2,822
Inventories	(1,661)	(1,032)
Deferred cost of goods sold	242	444
Other current assets	482	915
Accounts payable	659	(260)
Accrued liabilities	105	1,330
Deferred revenues	(935)	(478)
Deferred rent	(30)	(43)

Net cash used in operating activities	(5,712)	(4,100)

Cash flows provided by (used in) investing activities:
Purchase of available-for-sale short-term investments	(14,979)	(30,910)
Proceeds from maturities and sales of available-for-sale short-term investments	43,896	30,946
Change in other long-term assets	(17)	(15)
Capital expenditures	(1,479)	(797)

Net cash provided by (used in) investing activities	27,421	(776)

Cash flows provided by (used in) financing activities:
Principal payments of lease financing obligations	(849)	(778)
Proceeds from exercise of stock options.	910	485
Repurchase of common stock from employees for payment of taxes on vesting of performance shares and upon exercise of stock options	(1,683)	(1,578)

Net cash used in financing activities	(1,622)	(1,871)

Effect of exchange rates on cash:	487	(970)

Net increase (decrease) in cash and cash equivalents	20,574	(7,717)
Cash and cash equivalents:
Beginning of period	7,675	17,206

End of period	$28,249	$9,489